UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2020

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry Into a Material Definitive Agreement.

On February 21, 2020, BioSig Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (the “Underwriter”), relating to an underwritten public offering of 2,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Shares are being sold by the Company. The public offering price of the Shares is $4.00 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.68 per share. After the underwriting discount, but before offering expenses payable by it, the Company expects to receive net proceeds from the offering of $9,200,000. This offering is being completed on a ‘‘best efforts’’ basis and the Underwriter has no obligation to buy any shares of Common Stock from the Company or to arrange for the purchase or sale of any specific number or dollar amount of shares of the Company’s Common Stock.

Pursuant to the Underwriting Agreement, the Company has agreed to issue to the Underwriter or its designees warrants to purchase up to an aggregate 125,000 shares of Common Stock, or 5% of the number of Shares sold in the offering (the “Underwriter Warrants” and together with the Common Stock issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $4.80 (120% of the public offering price per Share) and are exercisable on a “cashless” basis. The Company also agreed to reimburse the Underwriter for certain of their out-of-pocket expenses incurred in connection with the offering, including, among other things, the reasonable fees and expenses of counsel, which fees and expenses may not exceed $100,000.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-230448) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on March 29, 2019 and a related prospectus supplement dated February 21, 2020. The offering is expected to close on or about February 25, 2020, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Underwriting Agreement and the form of Underwriter Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement and the form of Underwriter Warrant, which are attached hereto as Exhibit 1.1 and 4.1, respectively.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Underwriter Securities is incorporated herein by reference.

Item 8.01     Other Events.

On February 20, 2020, the Company issued a press release announcing proposed public offering of the Shares. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 21, 2020, the Company issued a press release announcing the pricing of the public offering of the Shares. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriter Agreement, dated February 21, 2020, by and between BioSig Technologies, Inc. and Laidlaw & Company (UK) Ltd.
4.1	Form of Underwriter Warrant
5.1	Legal Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press Release, dated February 20, 2020
99.2	Press Release, dated February 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner Title: Executive Chairman